Exhibit 32.1

CERTIFICATION OF CHIEF EXECUTIVE OFFICER AND CHIEF FINANCIAL OFFICER

PURSUANT TO

18 U.S.C. SECTION 1350,

AS ADOPTED PURSUANT TO

SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

I, John F. Cole, certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that the Quarterly Report of Hytek Microsystems, Inc. on Form 10-QSB for the quarter ended April 3, 2004 fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934 and that information contained in such quarterly report fairly presents in all material respects the financial condition and results of operations of Hytek Microsystems, Inc.

By: /s/ John F. Cole
Name: John F. Cole
Title: President and Chief Executive Officer
Date: May 14, 2004

I, Philip S. Bushnell, certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that the Quarterly Report of Hytek Microsystems, Inc. on Form 10-QSB for the quarter ended April 3, 2004 fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934 and that information contained in such quarterly report fairly presents in all material respects the financial condition and results of operations of Hytek Microsystems, Inc.

By: /s/ Philip S. Bushnell
Name: Philip S. Bushnell
Title: Chief Financial Officer and Secretary
Date: May 14, 2004